Exhibit 99.1

Execution Copy

JONES LANG LASALLE INCORPORATED

CEO PERFORMANCE INCENTIVE COMPENSATION AGREEMENT

THIS CEO PERFORMANCE INCENTIVE COMPENSATION AGREEMENT (this “Agreement”) is made by and between JONES LANG LASALLE INCORPORATED, a Maryland Corporation (the “Company”), and COLIN DYER (the “Executive”), and is dated as of April 19, 2012.

WHEREAS, the Board of Directors of the Company (the “Board”) desires to retain the Executive so that he may continue to contribute to the growth, development and future business success of the Company; and

WHEREAS, by this Agreement the Board intends to provide the Executive with additional income security that will (1) reward the Executive for the organizational value created during his years of service with the Company and (2) create an additional retention incentive so that the Company will continue to benefit from the leadership of the Executive; and

WHEREAS, the Board has therefore authorized the execution, delivery and performance by the Company of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained in this Agreement, the Company and the Executive agree as follows. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to them in Article 3 of this Agreement. This Agreement is meant to supplement and work in conjunction with (and not to replace) the Company’s other incentive programs, such as its equity plans, severance arrangements and other benefit plans, in order to achieve the purposes described above.

ARTICLE 1
ELIGIBILITY

1.1	Eligibility. The Company will pay the Executive the Benefit upon the Executive’s:

(a) Standard Termination on or after the Eligibility Date;

(b) Death or Disability; or

(c) Involuntary Termination.

1

ARTICLE 2
Amount and Form of Benefit

2.1	Benefit. Upon the Executive’s Standard Termination, death or Disability on or after the Eligibility Date, the annual value of the Benefit shall be equal to:

$250,000 + 8.5% of the Executive’s Final Average Annual Incentive (FAAI)

2.2	Death, Disability or Involuntary Termination. In the event of the Executive’s death, Disability or Involuntary Termination before the Eligibility Date, the annual value of the Benefit shall be equal to:
($250,000 + 8.5% of the Executive’s FAAI) x (number of months of Service ÷ 120);
provided that the number of months of Service shall not exceed 120 for this purpose.
2.3	Other Terminations. Notwithstanding any provision of this Agreement to the contrary, the Executive and his Spouse shall forfeit all rights to receive any Benefit under this Agreement upon the Executive’s Separation from Service due to a reason (including voluntary resignation prior to the Eligibility Date and termination for Cause at any time, including after the Eligibility Date) other than the reasons provided for in Sections 2.1 and 2.2 above.
2.4	Timing and Form of Payment. Upon the Executive’s (1) Standard Termination on or after the Eligibility Date, (2) Disability, or (3) Involuntary Termination before the Eligibility Date, the Executive may elect to receive the resulting Benefit in any one of the following forms of payment:
(a)	Single Life Annuity. Immediate Single Life Annuity paid to him in equal monthly installments beginning on the first day of the month following his Separation from Service or Disability and ending with the month in which he dies, in an amount which is the Equivalent Actuarial Value of the single life annuity for the life of the Executive;
(b)	Joint and 100% Survivor Annuity. A Joint and 100% Survivor Annuity which is an annuity for the Executive’s life, with a survivor annuity for the life of his Spouse, if his Spouse survives him, in an amount which is the Equivalent Actuarial Value of the single life annuity for the life of the Executive. Under such an annuity, the Executive shall receive monthly payments beginning on the first day of the month following his Separation from Service or Disability and ending with the month in which he dies, and his surviving Spouse shall receive monthly payments beginning on the first day of the month following his death and ending with the month in which such Spouse dies; or
2

(c)	Joint and 50% Survivor Annuity. A Joint and 50% Survivor Annuity, which is an annuity for the Executive’s life, with a survivor annuity for the life of his Spouse, if his Spouse survives him, which is 50 percent of the amount of the annuity payable during the joint lives of the Executive and the Spouse, in an amount which is the Equivalent Actuarial Value of a single annuity for the life of the Executive. Under such an annuity, the Executive shall receive monthly payments beginning on the first day of the month following his Separation from Service or Disability and ending with the month in which he dies, and his surviving Spouse shall receive monthly payments beginning on the first day of the month following his death and ending with the month in which such Spouse dies.

The Company will provide the Executive with an estimate of the amount of Benefit payable under each of the forgoing Benefit payment forms and a copy of the calculation of each such amount at the time of his eligibility for a Benefit under Section 2.1 or 2.2 above. Appendix A to this Agreement includes examples of the calculation of the foregoing Benefit payment forms, for purposes of illustration only. The amount of Benefit payments will be determined according to the terms of the Agreement, without reference to Appendix A.

2.5	Executive’s Death.
(a)	If the Executive dies before the Executive has elected an annuity form under Section 2.4 above and before annuity payments have begun, and his Spouse survives him, the Executive’s surviving Spouse shall receive the Benefit in monthly payments beginning on the first day of the month following the Executive’s death and ending with the month in which such Spouse dies, as if the Executive had elected the Joint and 100% Survivor Annuity form of annuity payment in Section 2.4(b) above.
(b)	If the Executive dies (i) with no surviving Spouse, or (iii) having elected the immediate Single Life Annuity form payment in Section 2.4(a) above, no Benefit shall be payable under this Agreement after Executive’s death.

ARTICLE 3
Definitions

The following capitalized terms shall have the respective definitions given to them for all purposes of this Agreement:

3.1	“Agreement” shall have the meaning given to that term in the introduction to this CEO Performance Incentive Compensation Agreement.
3.2	“Benefit” means an annual benefit or survivor benefit as determined under Article 2 as of any date of reference.
3.3	“Board” shall have the meaning given to it in the introduction of this Agreement.
3.4	"Cause" means the Executive’s (i) commission of a deliberate and premeditated act in bad faith against the interests of the Company, which shall include a deliberate violation of the Company’s Code of Business Ethics as in effect from time to time; (ii) conviction of, or entry of a plea of nolo contendere to, any crime having as its predicate element fraud, dishonesty or misappropriation; (iii) willful refusal or willful failure to perform duties; or (iv) breach of any material term of any written agreement between the Executive and the Company. If the Company asserts that “Cause” exists, the Executive will be (I) notified in writing of the termination for Cause at least 30 days before the effective date of such termination; (II) provided a reasonable opportunity to be heard, with counsel, before the Board regarding any disputed facts before the proposed effective date of termination for Cause; and (III) provided 30 days in which to correct the circumstances alleged to constitute such Cause. The Board will make a final determination of whether Cause exists. following any hearing and opportunity to correct, provided that a determination that Cause exists shall require an affirmative vote of at least 2/3 of the non-employee and non-officer members of the Board.

3

3.5	“Code” means the Internal Revenue Code of 1986, as amended.
3.6	“Committee” means the Compensation Committee of the Board.
3.7	“Company” shall have the meaning given to it in the introduction of this Agreement.
3.8	“Disability” means a disability by reason of a medically determinable physical or mental impairment that (1) is expected to result in death or last for a continuous period of at least 12 months, (2) satisfies the definition of disability under any long term disability plan maintained by the Company and (3) to the extent so required, otherwise satisfies the requirements of Section 409A(a)(2)(C) of the Code and the applicable regulations.
3.9	“Eligibility Date” means the date on which the Executive has reached age sixty-two (62) and has attained ten (10) Years of Service with the Company.
3.10	“Equivalent Actuarial Value” means the equivalent value when computed on the basis of the interest rate determined as of such date under the regulations of the Pension Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993 and the 1994 Group Annuity Reserving mortality table and in accordance Code Section 409A and the applicable regulations.
3.11	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
3.12	“Final Average Annual Incentive” or “FAAI” means the average of the two highest consecutive years’ Non-Equity Incentive Plan Compensation, which includes only cash payments attributable to the Company’s Stock Award and Incentive Plan (or such similar or successor annual incentive bonus plan) in the five years preceding the year in which Separation from Service takes place, as reported in the corresponding column of the Summary Compensation Table of Company’s annual proxy statements, but excluding (i) any cash payments to the Executive under the Company’s GEC Long-Term Incentive Compensation Program, and (ii) any other special bonuses that the Company may pay or provide to the Executive, which shall not be included in the calculation of FAAI for purposes of this Agreement. For purposes of this Agreement, if for any fiscal year of the Company, the Company offered to pay an annual incentive bonus to the Executive, but the Executive voluntarily declined to accept all or part of such annual incentive bonus (as the Executive did in 2008), then for purposes of calculating FAAI, the full amount of the annual incentive bonus offered by the Company to the Executive shall be counted.

4

3.13	“Involuntary Termination” means termination of the Executive’s employment with the Company, initiated by the Company for reasons other than Cause, death or Disability, provided that such termination is also a Separation from Service.
3.14	“Separation from Service” means “separation from service” as defined under Section 409A(a)(2)(A)(i) of the Code and the applicable regulations.
3.15	“Service” means any period during which the Executive is or has been an employee of the Company since the Executive’s date of hire.
3.16	“Spouse” means the Executive’s wife who is lawfully married to the Executive as of the date of the particular event (e.g., Separation from Service) then under consideration for purposes of this Agreement.
3.17	“Standard Termination” means a termination of the Executive’s employment with the Company for any reason, whether initiated by the Executive or the Company, except for a termination from employment for Cause, provided that such termination is also a Separation from Service.
3.18	“Years of Service” means the total number of the Executive’s full years of active service with the Company. A full year of active service is any consecutive twelve (12)-month period of employment with the Company occurring after the Executive’s date of hire, which for avoidance of doubt was August 30, 2004.

ARTICLE 4
Miscellaneous

4.1	Funding. The Executive and his beneficiaries, and their heirs, successors, and assigns shall have no secured interest or claim in any property or assets of the Company. The Company’s obligation under this Agreement shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.
4.2	Expenses. All expenses of administering this Agreement shall be borne by the Company. The Executive shall be responsible for the expenses of his own counsel if he chooses to engage counsel with respect to this Agreement.

5

4.3	Non-assignability. No right or interest under this Agreement of the Executive or his Spouse (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance, or other legal process or in any manner be liable for or subject to the debts or liabilities of the Executive or his surviving Spouse.
4.4	Limitation of Rights of Executive. Nothing in this Agreement shall be construed as conferring upon the Executive any right to continue in the employment of the Company, nor shall it interfere with the rights of the Company to terminate the employment of the Executive and/or to take any personnel action affecting the Executive without regard to the effect which such action may have upon the Executive as a recipient or prospective recipient of the Benefit under this Agreement. Any amounts payable hereunder shall not be deemed salary or other compensation to the Executive for the purposes of computing benefits to which the Executive may be entitled under any other arrangement established by the Company for the benefit of its employees.
4.5	No Limitation on Actions of Company. Nothing contained in this Agreement shall be construed to prevent the Company from taking any action that is deemed by it to be appropriate or in its best interest.
4.6	Obligations to Company. If the Executive becomes entitled to a distribution of a Benefit under this Agreement, and if at such time the Executive has outstanding any debt, obligation, or other liability representing an amount owing to the Company, the Company may offset such amount owed to it against the amount of benefits otherwise distributable, but only to the extent permitted by Section 409A of the Code. Such determination shall be made by the Committee.
4.7	Captions. The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.
4.8	Governing Law. This Agreement is intended to constitute an unfunded arrangement providing deferred compensation benefits for officers and highly compensated employees exempt from the requirements of parts 2, 3, and 4 of Subtitle B of Title I of ERISA. Except to the extent otherwise provided in ERISA and the Code, this Agreement shall be construed, regulated, and administered under the laws of the State of Illinois. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).
4.9	Successors. The provisions of this Agreement shall bind and inure to the benefit of the Company, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity that, whether by merger, consolidation, purchase, or otherwise, acquires all or substantially all of the business and assets the Company and successors of any such Company or other business entity.
6

4.10	Illegal or Invalid Provision. In case any provision of this Agreement shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced without regard to such illegal or invalid provision.
4.11	Protective Provisions. The Executive shall cooperate with the Company by furnishing any and all information reasonably requested by the Company to facilitate the payment of benefits hereunder.
4.12	Withholding Taxes. The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state, or local, to withhold in connection with any benefits under this Agreement, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to, or on behalf of, the Executive. The Executive and his Spouse (as the case may be), however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits. If said payments and benefits to Executive are not exempt from or in compliance with the provisions of Code Section 409A, the parties will attempt to bring such payments and benefits into compliance with Section 409A without diminishing the benefits to which the Executive is entitled to the greatest extent possible.
4.13	Compliance with Section 409A of the Code. This Agreement shall at all times be administered and the provisions herein shall be interpreted consistent with the requirements of Code Section 409A and any and all regulations thereunder. If any provision of this Agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of the Code and any such modification will attempt to maintain the same economic results as were intended under this Agreement. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed by the Company at the time of his Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth in this Agreement are deemed to be “deferred compensation,” then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to the Executive prior to the earliest of (i) the expiration of the six-month period measured from the date of his Separation from Service with the Company, (ii) the date of his death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to the Executive, and any remaining payments due shall be paid as otherwise provided herein. No interest shall be due on any amounts so deferred.
7

4.14	Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to Company to:	Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, IL 60601 Attn: Global General Counsel

If to Executive to:	At the most receipt address on file with Company

4.15	Benefit Claims. If the Executive believes he is being denied any rights or benefits under the Agreement, he (or his duly authorized representative) may file a claim in writing with the Committee. The Committee shall have the authority to construe and interpret the terms of the Agreement in its sole discretion. If any such claim is wholly or partially denied, the Committee will notify the claimant of its decision in writing. The notification will set forth, in a manner calculated to be understood by the claimant, the following: (i) the specific reason or reasons for the adverse determination, (ii) reference to the specific provisions of the Agreement on which the determination is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the review procedures of the Agreement and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review. Such notification will be given within 90 days after the claim is received by the Committee, or within 180 days, if the Committee determines that special circumstances require an extension of time for processing the claim.
(a)	Review of a Denied Claim. Within 60 days after the receipt of notification of an adverse benefit determination, the Executive (or his duly authorized representative) may (i) file a written request with the Committee for a review of the adverse benefit determination and (ii) submit written comments, documents, records, and other information relating to the claim for benefits. A request for review shall be deemed filed as of the date of receipt of such written request by the Committee. The Executive shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Executive's claim for benefits. The Committee will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee will notify the claimant of its decision on review in writing. The decision on review will be made within 60 days after the request for review is received by the Committee, or within 120 days if the Committee determines that special circumstances require an extension of time for processing the claim. The Committee's decision on review shall be final and binding.
8

(b)	Filing a Claim. The Executive (or beneficiary) must utilize the claims and review procedures described in this Section 4.15 and exhaust his remedies under the Agreement's claims procedures before the Executive (or beneficiary) can bring a legal action alleging the denial of eligibility, miscalculation or denial of benefits under the Agreement, or any other right under the terms of the Agreement. The Committee may develop additional written claims procedures consistent with the requirements of applicable law and regulations. To the extent those procedures conflict with this Section 4.15, the procedures will govern.
(c)	Limitations Period. The Executive (or beneficiary) must make any claim or request for benefits under the Agreement within one year of the date the claim for eligibility, benefits or other rights under the Agreement arose or, if later, within one year of the date the Executive (or beneficiary) first knew or should have known that the Executive's eligibility, benefits or any other rights under the Agreement were in question, so that the Committee can address it on a timely basis.
4.16	Compensation Recoupment Policy. Benefit paid under this Agreement shall be subject to any compensation recoupment policy adopted by the Company from time to time that applies to the Company’s senior executives generally.
4.17	Counterparts. This Agreement may be signed in counterparts, both of which together shall constitute one Agreement.

[signature page follows]

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JONES LANG LASALLE INCORPORATED

By:	/s/ Patricia Maxson
Name:	Patricia Maxson
Title:	Executive Vice President and Chief Human Resources Officer

EXECUTIVE

/s/ Colin Dyer
Colin Dyer

10

Appendix A

Example of Joint and Survivor Annuity Calculations With Actuarial Reduction1

The examples in this Appendix A are for illustration only. The chart below summarizes the reduction in the underlying Benefit payment amount if the Executive were to elect to receive Benefit payments in the form of a Joint and 100% Survivor Annuity or a Joint and 50% Survivor Annuity.1

For example, if a $500,000 annual Benefit were payable to the Executive beginning at age 62 in the form of a Single Life Annuity, and the Executive were to elect a Joint and 50% Survivor Annuity, the Company would pay the Executive approximately $443,500 per year for his life and, at the Executive’s death, if his spouse survives him, the Company would pay her approximately $221,800 per year for the remainder of her life.2

Estimated Annual Annuity Executive - Spouse[1,2]
Annuity “Purchase” Age[3]	Annuity Form	Earned Benefit $500,000 per Year Executive - Spouse	Earned Benefit $1,000,000 per Year Executive - Spouse
65	Single Life	$500,000 - $0	$1,000,000 - $0
	Joint and 50% Survivor	$438,000 - $219,000	$876,000 - $438,000
	Joint and 100% Survivor	$390,000 - $390,000	$780,000 - $780,000
62	Single Life	$500,000 - $0	$1,000,000 - $ 0
	Joint and 50% Survivor	$443,500 - $221,800	$887,000 - $443,500
	Joint and 100% Survivor	$398,500 - $398,500	$797,000 - $797,000

(1) Estimates are as of December 2011, based on 3.5% interest rate and GAM-94 mortality (separate male and female tables) used by a prominent provider of such annuities. Assumes that the Executive’s Spouse is 6 months older than the Executive. Equivalent Actuarial Value will be determined according to Section 3.10 of the Agreement, and rates are subject to change.

(2) In all cases, reduced by applicable tax withholding.

(3) The Company will not actually purchase an annuity to provide the Benefit.